Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, 333-82416 and 333-140539) and the Registration statements on Form S-3 (Nos. 333-143421, 333-161315 and 333-165356) of Acorn Energy, Inc. of our reports dated March 22, 2010, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited

March 22, 2010
Tel Aviv, Israel